UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  May 19, 2014

SPANISH BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 N.W. 77th Avenue, Miami, Florida (Address of principal executive offices)		33166 (Zip Code)

(305) 441-6901

(Registrant’s telephone number, including area code)

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 8.01 Other Events.

On May 16, 2014, Spanish Broadcasting System, Inc. (the “Company” or “we”) received approval from The Nasdaq Stock Market (“NASDAQ”) to transfer the listing of our Class A common stock from The NASDAQ Capital Market to The NASDAQ Global Market. The NASDAQ Global Market is one of the three markets for NASDAQ-listed stocks and operates similarly to The NASDAQ Capital Market. Companies listed on The NASDAQ Global Market must meet certain financial requirements and adhere to NASDAQ’s corporate governance standards. Our Class A common stock will begin trading on The NASDAQ Global Market at the opening of business on May 20, 2014 and will continue to trade under the symbol “SBSA.”

On May 19, 2014, we issued a press release announcing the transfer of our Class A common stock from The NASDAQ Capital Market to The NASDAQ Global Market. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Spanish Broadcasting System, Inc., dated May 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)
May 19, 2014	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer, Chief Administrative Officer, Senior Executive Vice President and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Spanish Broadcasting System, Inc., dated May 19, 2014.